[LETTERHEAD]

                                                                    May 25, 2001

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

Dear Sir or Madam:

      On behalf of State Street Research Capital Trust, I am enclosing Form SE and the related exhibits to be incorporated by reference in the direct transmission of Form N-SAR for the period ended March 31, 2001.

                                   Sincerely,

                                   /s/ Edward T. Gallivan, Jr.
                                   --------------------------------
                                       Edward T. Gallivan, Jr.
                                       Assistant Treasurer

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM SE
                               Dated May 25, 2001

          Form N-SAR              Six months ended 3/31/01        811-3838
--------------------------------  ------------------------ ---------------------
Report, Schedule or Statement of     Period of Report      SEC File No. of Form,
 Which the Documents Are a Part      (If Appropriate)      Schedule or Statement

       State Street Research Capital Trust                       727101
--------------------------------------------------       ----------------------
(Exact Name of Registrant As Specified in Charter)       Registration CIK Number


--------------------------------------------------------------------------------
                    Name or Person Other than the Registrant
                     Filing the Form, Schedule or Statement

             The undersigned hereby files the following documents:

Attach an exhibit index and the exhibits not filed electronically as required by
    Item 601 of Regulation 8-K, the applicable Form, Schedule or Statement.

                   SIGNATURES: Complete A or B as Appropriate
                      See General Instructions to Form SE

A. FILING MADE ON BEHALF OF THE REGISTRANT: The Registration has duly caused this form to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on the 25th day of May, 2001.

                       State Street Research Capital Trust
                   ------------------------------------------
                              (Name of Registrant)


               By: /s/ Edward T. Gallivan, Jr.
                   ------------------------------------------
                                   (Signature)


                   Edward T. Gallivan, Jr.
                   ------------------------------------------
                                  (Print Name)


                   Assistant Treasurer
                   ------------------------------------------
                                     (Title)


B. FILINGS MADE BY PERSONS OTHER THAN THE REGISTRANT: After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

----------------    ------------------------------------------------------------
(Date)                                        (Signature)

                    ------------------------------------------------------------
                    (Print the Name and Title of Each Person Who Signs the Form)

SEC 2082 (1289)

                       STATE STREET RESEARCH CAPITAL TRUST
                    -----------------------------------------
                              (Name of Registrant)


                                    Form SE

                          Exhibit Index for Form N-SAR


Item 77. O. Transaction effected pursuant to Rule 10f-3.

                        ADDITIONAL ANSWERS TO FORM N-SAR
                                      for
                      STATE STREET RESEARCH CAPITAL TRUST

Item 77: Attachments

SUB-ITEM 77O: Transactions effected pursuant to Rule 10f-3

1.    From whom the securities were acquired: Morgan Stanley & Co., Incorporated

2. Identity of the underwriting syndicate's members: Morgan Stanley & Co., Incorporated, J.P. Morgan Securities, Inc., Merrill Lynch, Pierce, Fenner & Smith, Incorporated, Conning & Company, Banc of America Securities LLC, Bear Stearns & Co., Dowling & Partners Securities LLC, Fox-Pitt, Kelton Inc., Janney Montgomery Scott LLC, Keefe, Bruyette & Woods, Legg Mason Wood Walker, Incorporated, Prudential Securities Incorporated, UBS Warburg LLC

3. Terms of the transaction and the information or materials upon which the determination described in paragraph (h)(3) of rule 10f-3 was made: Issuer was Renaissance RE Holdings. The dollar amount purchased by State Street Research Aurora Fund is $1,212,960.00. The securities are registered. The purchase price is not more than public offering price prior to end of first full business day after first date offered to public. The underwriting is a firm commitment. The commission spread or profit per share for this offering was $3.61 on a share price of $72.20. The commission, spread or profit to principal underwriters is reasonable and fair compared to the commission, spread or profit received by other persons in connection with the underwriting of similar securities being sold during a comparable period of time. The issuer is other than a municipality and has been in continuous operation for not less than three years.